Teucrium Soybean Fund S-1

Exhibit 5.1

Reed Smith LLP

1301 K Street, N.W.

Suite 1100 - East Tower

Washington, D.C. 20005-3373

+1 202 414 9200

Fax +1 202 414 9299

reedsmith.com

April 11, 2017

Teucrium Commodity Trust

c/o Teucrium Trading, LLC

232 Hidden Lake Road

Building A

Brattleboro, Vermont 05310

Teucrium Commodity Trust – Teucrium Soybean Fund

Ladies and Gentlemen:

We have acted as counsel to Teucrium Commodity Trust, a Delaware statutory trust organized in series (the “Trust”), and its Sponsor, Teucrium Trading, LLC (the “Sponsor”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Trust on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of 8,000,000 Units (as defined below) in the series of the Trust designated as Teucrium Soybean Fund (the “Fund”). As used herein, “Units” means the beneficial interests in the Fund. This opinion is being delivered to you at your request.

As counsel to the Trust and the Sponsor, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of the Trust or the Sponsor as authentic copies of originals, of:

(i)	the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 11, 2009;

(ii)	the Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated as of October 21, 2010, between the Sponsor and Wilmington Trust Company, a Delaware banking corporation, as trustee of the Trust;

(iii)	the Instrument Establishing the Fund, dated June 16, 2010;

(iv)	the Certificate of Formation of the Sponsor, as filed with the Secretary of State on July 28, 2009;

(v)	the Amended and Restated Limited Liability Company Agreement of the Sponsor, dated October 26, 2009, as amended by the First Amendment to the Amended and Restated Limited Liability Company Operating Agreement of the Sponsor, dated September 30, 2011, and Second Amendment to the Amended and Restated Limited Liability Company Operating Agreement of the Sponsor, dated May 24, 2012;

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Teucrium Commodity Trust

April 11, 2017

(vi)	the unanimous written consent of the members of the Sponsor acting on behalf of the Trust relating to the authorization, issuance, offer and sale of the Units pursuant to the Registration Statement;

(vii)	a form of Authorized Purchaser Agreement entered into by the Trust, the Sponsor and each Authorized Purchaser filed as an exhibit to the Registration Statement;

(viii)	a Certificate of Good Standing for the Trust, dated April 6, 2017, obtained from the Secretary of State; and

(ix)	a Certificate of Good Standing for the Sponsor, dated April 6, 2017, obtained from the Secretary of State.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust and the Sponsor.

We have relied with your approval upon certificates of public officials and, as to certain factual matters, upon certificates and/or representations of officers and employees of the Trust and the Sponsor.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein below, it is our opinion that issuance of the Units has been duly authorized, and when the Units have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the offer or sale of the Units, the Units will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.	The opinions expressed in this letter are limited to the Limited Liability Company Act and the Statutory Trust Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws. We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.

Teucrium Commodity Trust

April 11, 2017

B.	We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Units.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the SEC. We also hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

PDG/WTC/PCH/JMM